Exhibit 99
                                                                      ----------


                                  ION NETWORKS
                                  ------------



FOR IMMEDIATE RELEASE                     STEPHANIE PRINCE/CATHY HAY
--------------------------------------------------------------------
                                          Morgen-Walke Associates, Inc.
                                          212-850-5600



                               ION NETWORKS, INC.
                  ANNOUNCES 2001 ANNUAL MEETING OF STOCKHOLDERS


Piscataway, New Jersey June 29, 2001 - ION Networks Incorporated (Nasdaq: IONN), THE PROACTIVE NETWORK INFRASTRUCTURE MANAGEMENT COMPANYSM and a leader in performance analysis and restoration, announced today that its 2001 Annual Meeting of Stockholders will be held on Monday, September 24, 2001, commencing at 10:30 a.m., Eastern time, at the Company's Headquarters at 1551 South Washington Avenue, Piscataway, New Jersey, 08854. Stockholders of record at the close of business on July 27, 2001 will be entitled to notice of and to vote at the meeting or any and all postponements or adjournments thereof.

In light of the foregoing and in accordance with Rules 14a-5(f) and 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will consider stockholder proposals submitted pursuant to Rule 14a-8 in connection with the Company's 2001 Annual Meeting to have been submitted a reasonable time before the Company begins to print and mail its proxy statement, and therefore timely, if such proposals are received by the Company at its principal offices no later than July 13, 2001. In addition, in light of the foregoing and in accordance with Rules 14a-5(e)(2) and 14a-5(f) under the Exchange Act, in order for stockholder proposals submitted outside of Rule 14a-8 in connection with the Company's 2001 Annual Meeting to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at its principal offices no later than July 13, 2001. If a proposal is received after July 13, 2001, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

The Company expects to mail its Annual Report to Shareholders for the year ended March 31, 2001 along with the Notice and Proxy Statement of the 2001 Annual Meeting on or about August 10, 2001.

ION Networks, Inc                                                    Page 2


ABOUT ION NETWORKS
ION  Networks  is  a  leading   developer  and  manufacturer  of  software-  and
hardware-based solutions for secure network infrastructure management and automated performance analysis and restoration. Based in Piscataway, NJ, the Company has installed systems worldwide from its six direct sales offices in the U.S., its wholly owned subsidiaries in Livingston, Scotland and Antwerp, Belgium, and its distribution networks on four continents. IT'S ABOUT AVAILABILITYSM

This press release contains information which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements.